Exhibit 99.1
NCI Building Systems Reports
Second Quarter Fiscal 2010 Results
•	Sequential Improvement Achieved in Revenues and Operating Results

•	Tonnage Volume Up Sequentially and Year-Over-Year

•	Coatings and Components Groups Post Operating Profits

•	Buildings Group Backlog Increased 7% Sequentially to $259 Million
HOUSTON, TX — (MARKET WIRE) — 06/08/10 — NCI Building Systems, Inc. (NYSE: NCS) today reported financial results for the second quarter ended May 2, 2010.
Second Quarter 2010 Financial Results
“Second quarter operating performance reflected market share gains despite continued softness in the overall business environment,” said Norman C. Chambers, NCI’s Chairman, President and Chief Executive Officer. “McGraw-Hill’s data indicates that nonresidential construction starts in square footage terms declined by 27.5% in this year’s second quarter compared to 2009. By contrast, our tonnage volume in the second quarter increased year-over-year and sequentially, and volume trends were positive throughout the quarter.”
“Both our Coatings group and our Components group reported sequential growth in operating profits due to a combination of higher sales volumes and increased spreads over material costs. As expected, our Buildings group’s operating results continued to be negatively affected by compressed margins on projects that were booked in 2009 prior to the completion of our refinancing. The Buildings group demonstrated positive momentum in April, as spreads improved on the month’s shipments and boosted operating margins. We expect this unit to return to profitability in the third quarter,” Mr. Chambers noted.
For the second quarter, sales were $202.4 million, up 10.6% sequentially from the $182.9 million reported in the prior quarter, but 10.0% below the $224.7 million reported in last year’s second quarter.
Gross profit margin was 19.8% up from 17.6% in the prior quarter and 14.0% in the year-ago second quarter. Exclusive of special charges, gross margin was 19.7% compared to 18.2% in the prior quarter and 21.0% in the 2009 second quarter.
Selling, general and administrative expenses were $48.4 million or 23.9% of revenues and included $0.6 million of pre-tax expenses related to the recapitalization transaction, which was completed in October 2009. This compares to $44.4 million, or 24.3% of revenues in the prior quarter and $54.7 million, or 24.3% of revenues in last year’s second quarter.
The Company incurred an operating loss of $9.2 million, inclusive of an $829,000 restructuring charge. In the prior quarter, the operating loss was $12.7 million, inclusive of a $524,000 restructuring charge, and in last year’s second quarter the operating loss was $132.0 million, inclusive of $124.6 million in impairment, restructuring and other charges.
Adjusted EBITDA, defined as earnings before interest, taxes, depreciation and amortization and cash and other non-cash items in accordance with the Company’s bank credit agreement, was $1.1 million compared to a loss of $2.6 million for the 2010 first quarter and $3.1 million in the last year’s second quarter.
For the second quarter, the Company reported a net loss applicable to common shares of $257.3 million, which included the accrual of preferred stock dividends and accretion of $8.4 million and a beneficial conversion feature of $241.3 million. This compares to a net loss applicable to common shares of $18.8 million in the 2010 first quarter, which included the accrual of convertible preferred stock dividends and accretion and a beneficial conversion feature of $8.3 million and a net loss of $121.6 million in the 2009 second quarter. The loss per diluted share in this year’s second quarter was $14.15 compared to $31.22 in last year’s second quarter, each adjusted for the 1-for-5 reverse split that was effective at the close of market on March 5, 2010.
In the second quarter of fiscal 2010, the Company recognized a non-cash beneficial conversion charge of $241.3 million. As previously disclosed, the completion of the reverse stock split eliminated the contingencies regarding the convertibility of NCI’s convertible preferred stock to investment funds managed by Clayton, Dubilier & Rice (CD&R) and resulted in the recognition of the previously-deferred non-cash beneficial conversion charge of $230.7 million. In addition, the Company recognized a non-cash beneficial conversion charge of $10.6 million related to accrued paid-in-kind dividends of its convertible preferred stock.
The weighted average number of common shares used in the calculation of second quarter 2010 per share amounts was 18.2 million compared to 3.9 million last year.
“Our strong balance sheet affords us important financial flexibility. In the second quarter we continued to invest in engineering processes and technology to further lower our costs per ton, and we made opportunistic raw material purchases in support of our customers,” Mr. Chambers said.
Inventory levels increased 11.8% sequentially to $100.6 million, reflecting traditional seasonal patterns, higher steel prices and raw material pre-buys. Annualized inventory turnover was 6.3 turns for the second quarter compared to 7.3 turns for the first quarter.
Capital expenditures were $3.9 million for the first half of the fiscal year; Full year fiscal 2010 capital expenditures are expected to be between $11 million and $13 million.
Second Quarter Segment Performance
The Company reported an adjusted operating loss of $8.5 million, which is reconciled with the reported GAAP operating loss in the table below.
NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES
FOR THE THREE MONTHS ENDED MAY 2, 2010
(Unaudited)
(In thousands)

	For the Three Months Ended May 2, 2010
	Metal Coil	Metal	Engineered
	Coating	Components	Building Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$4,092	$5,613	$(5,662)	$(13,213)	$(9,170)
Asset impairments (recovery)	—	4	(120)	—	(116)
Restructuring charges	—	156	673	—	829

“Adjusted” operating income (loss) (1)	$4,092	$5,773	$(5,109)	$(13,213)	$(8,457)

(1)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is referred to in the text of our press release and is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of income.
“Each of our business units operated under weak market conditions and faced competitive pricing pressures and higher steel costs,” Mr. Chambers noted. “Our integrated business model continues to help us navigate these difficult prevailing market conditions, with higher intersegment sales increasing the absorption of fixed costs in the quarter. External sales across all three groups benefitted from new product development and expansion initiatives.”
The Components group’s performance benefitted from lower operating costs and a substantial increase in intersegment sales this quarter, resulting in a significant sequential increase in operating income despite modest external sales growth.
The success of sales initiatives both within and outside of the nonresidential construction industry enabled the Coatings group to increase sales by 14.7% sequentially; a more favorable revenue mix and greater fixed cost absorption drove a 31.2% sequential increase in operating income.
The Buildings group’s results continued to reflect overall weakness in nonresidential construction activity and significant margin contraction related to projects booked in previous periods. The unit did have some positive momentum illustrated by improved booking activity throughout the second quarter and a 7% sequential increase in backlog from first quarter 2010.
Market Commentary
Nonresidential construction activity measured in square feet declined significantly from the comparable period in 2009. McGraw-Hill reported that new construction activity measured in square feet was down 27.5% in the Company’s fiscal 2010 second quarter compared to the same period of 2009, and NCI’s traditionally strong commercial and industrial markets were off approximately 48% as reported in McGraw-Hill’s April data.
The American Institute of Architect’s Architectural Billing Index published for April indicated a third straight month of improvement to 48.5, the highest reading for the index since it fell below 50 in early 2008. McGraw-Hill is currently forecasting that nonresidential construction activity measured in square feet will be 6% lower in calendar 2010 compared to calendar 2009.
Outlook
“Based on the momentum we experienced in the second quarter and current booking activity, we expect a seasonal pick-up in the second half of our fiscal 2010 that is similar to last year’s second half, but more in line with our historical pattern of the fourth quarter being our seasonally strongest,” noted Mr. Chambers.
“Demand for our products, however, remains soft, visibility is limited, and we do not expect a significant market recovery this year. Within this challenging environment, we continue to make progress in positioning NCI for future growth. Specifically, we have:
•	Invested in technology and systems to support our builder network by shortening order to delivery cycles, which is critical in the current construction environment.

•	Broadened our geographic footprint and end market focus by expanding our builder network.

•	Ramped up marketing and production related to our insulated panel line; we plan to add another shift in the third quarter to accommodate current bookings.

•	Continued to diversify our external customer base by capturing new business for our coatings services in the electronics and lighting industries.

These successes give us full confidence in NCI’s prospects for meaningful revenue and profit growth once our markets recover,” Mr. Chambers said.
The NCI Building Systems, Inc. second quarter conference call is scheduled for June 8, 2010 at 5:00 PM ET. Please call 1-412-858-4600 to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company’s website at www.ncilp.com. To access the taped replay, please dial 1-412-317-0088 and the passcode 419727# when prompted. The Webcast archive and taped replay will both be available two hours after the call through June 15, 2010.
NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States and Mexico, with additional sales and distribution offices throughout the United States and Canada.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act. These statements and other statements identified by words such as “believe,” “guidance,” “potential,” “expect,” “should,” “will” and similar expressions are forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, as a result, these forward looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to industry cyclicality and seasonality and adverse weather conditions; ability to service the Company’s debt; fluctuations in customer demand and other patterns; raw material pricing and supply; competitive activity and pricing pressure; general economic conditions affecting the construction industry; financial crises or fluctuations in the U.S. and abroad; changes in laws or regulations; and the volatility of the Company’s stock price. Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended November 1, 2009, identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)
(2009 as Adjusted (1))

	For the Three Months Ended		For the Six Months Ended
	May 2,	May 3,	May 2,	May 3,
	2010	2009	2010	2009

Sales	$202,358	$224,719	$385,245	$485,083
Cost of sales, excluding lower of cost or market adjustment and asset impairments (recovery)	162,458	177,466	312,127	391,308
Lower of cost or market adjustment	—	10,608	—	39,986
Asset impairments (recovery)	(116)	5,295	913	5,918

Gross profit	40,016	31,350	72,205	47,871
	19.8%	14.0%	18.7%	9.9%

Selling, general and administrative expenses	48,357	54,662	92,765	108,978
Goodwill and other intangible asset impairment	—	104,936	—	622,564
Restructuring charge	829	3,796	1,353	6,275

Loss from operations	(9,170)	(132,044)	(21,913)	(689,946)

Interest income	12	84	37	279
Interest expense	(4,682)	(6,252)	(9,214)	(13,070)
Debt extinguishment and refinancing costs	—	(629)	(174)	(629)
Other income (expense), net	648	888	1,807	571

Loss before income taxes	(13,192)	(137,953)	(29,457)	(702,795)
Benefit for income taxes	(5,536)	(16,382)	(11,315)	(51,243)

	42.0%	11.9%	38.4%	7.3%

Net loss	$(7,656)	$(121,571)	$(18,142)	$(651,552)
Convertible preferred stock dividends and accretion	8,407	—	16,541	—
Convertible preferred stock beneficial conversion feature	241,282	—	241,469	—

Net loss applicable to common shares	$(257,345)	$(121,571)	$(276,152)	$(651,552)

Loss per share:
Basic	$(14.15)	$(31.22)	$(15.22)	$(167.46)
Diluted	$(14.15)	$(31.22)	$(15.22)	$(167.46)

Weighted average number of common shares outstanding:
Basic	18,184	3,894	18,138	3,891
Diluted	18,184	3,894	18,138	3,891

Decrease in sales	-10.0%		-20.6%

Gross profit percentage	19.8%	14.0%	18.7%	9.9%

Selling, general and administrative expenses percentage	23.9%	24.3%	24.1%	22.5%

(1)	Amounts have been restrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options”, and ASC Subtopic 260-10, “Earnings per Share.” In addition, on March 5, 2010, the Company filed an amendment to its Certificate of Incorporation to effect the Reverse Stock Split at an exchange ratio of 1-for-5. As such, we have retrospectively adjusted basic and diluted earnings per share, common stock, stock options and common stock equivalents for the reverse stock split in all periods presented.

-MORE-

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(2009 as Adjusted (1))

	May 2,	November 1,
	2010	2009
	(Unaudited)
ASSETS
Cash and cash equivalents	$51,273	$90,419
Restricted cash	2,836	5,154
Accounts receivable, net	73,166	82,889
Inventories	100,568	71,537
Deferred income taxes	19,428	18,787
Income taxes receivable	39,307	27,622
Investments in debt and equity securities, at market	3,539	3,359
Prepaid expenses and other	15,595	14,494
Assets held for sale	3,930	4,963

Total current assets	309,642	319,224

Property and equipment, net	221,254	232,510
Goodwill	5,200	5,200
Intangible assets, net	27,341	28,370
Restricted cash, net of current portion	—	7,825
Other assets	18,642	21,389

Total assets	$582,079	$614,518

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$14,663	$14,164
Note payable	1,157	481
Accounts payable	70,365	73,594
Accrued compensation and benefits	30,821	37,215
Accrued interest	1,774	776
Other accrued expenses	45,420	52,455

Total current liabilities	164,200	178,685

Long-term debt	135,153	136,085
Deferred income taxes	18,661	18,848
Other long-term liabilities	7,084	8,007

Total long-term liabilities	160,898	162,940

Series B cumulative convertible participating preferred stock	239,357	222,815

Common stock	909	904
Additional paid-in capital	273,587	288,093
Accumulated deficit	(248,202)	(230,060)
Accumulated other comprehensive loss	(8,670)	(8,859)

Total stockholders’ equity	17,624	50,078

Total liabilities and shareholders’ equity	$582,079	$614,518

(1)	Amounts have been restrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options.”

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(2009 as Adjusted (1))
(In thousands)

	For the Six Months Ended
	May 2, 2010	May 3, 2009
Cash flows from operating activities:
Net loss	$(18,142)	$(651,552)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	17,360	17,399
Non-cash interest expense on convertible notes	—	4,198
Share-based compensation expense	2,204	2,548
Debt extinguishment and refinancing costs	174	629
Gain on embedded derivative	(923)	—
(Gain) loss on sale of property, plant and equipment	112	(195)
Lower of cost or market reserve	—	39,986
Provision for doubtful accounts	(267)	1,671
Benefit for deferred income taxes	(668)	(25,407)
Asset impairments, net	913	5,918
Impairment of goodwill and intangible assets	—	622,564
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	9,990	88,987
Inventories	(29,031)	54,677
Income tax receivable	(9,653)	(26,625)
Prepaid expenses and other	(1,065)	(7,943)
Accounts payable	(3,056)	(45,387)
Accrued expenses	(12,446)	(42,006)
Other, net	747	740

Net cash (used in) provided by operating activities	(43,751)	40,202

Cash flows from investing activities:
Capital expenditures	(3,868)	(14,219)
Proceeds from the sale of property, plant and equipment	65	473

Net cash used in investing activities	(3,803)	(13,746)

Cash flows from financing activities:
Decrease in restricted cash	10,143	—
Proceeds from ABL facility	235	—
Payments on ABL facility	(44)	—
Payment of convertible notes	(59)	—
Payments on long-term debt	(565)	(460)
Payments of financing costs	(50)	(1,796)
Payments on note payable	(855)	(245)
Proceeds from stock option exercises	—	12
Purchase of treasury stock	(381)	(446)

Net cash provided by (used in) financing activities	8,424	(2,935)

Effect of exchange rate changes on cash and cash equivalents	(16)	(1)

Net (decrease) increase in cash	(39,146)	23,520

Cash at beginning of period	90,419	68,201

Cash at end of period	$51,273	$91,721

(1)	Amounts have been restrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options.”

NCI Building Systems, Inc.
Business Segments
(Unaudited)
(In thousands)
(2009 as Adjusted (1))

	Three Months Ended		Three Months Ended		$	%
	May 2, 2010		May 3, 2009		Inc/(Dec)	Change
		% of		% of
		Total		Total
		Sales		Sales
Sales:
Metal coil coating	$44,759	22	$39,526	18	$5,233	13.2%
Metal components	95,069	47	101,554	45	(6,485)	-6.4%
Engineered building systems	114,188	57	129,233	57	(15,045)	-11.6%
Intersegment sales	(51,658)	(26)	(45,594)	(20)	(6,064)	13.3%

Total net sales	$202,358	100	$224,719	100	$(22,361)	-10.0%

		% of		% of
		Sales		Sales
Operating income (loss):
Metal coil coating	$4,092	9	$(42,982)	(109)	$47,074	109.5%
Metal components	5,613	6	(28,117)	(28)	33,730	120.0%
Engineered building systems	(5,662)	(5)	(46,376)	(36)	40,714	87.8%
Corporate	(13,213)	—	(14,569)	—	1,356	9.3%

Total operating income (loss)(% of sales)	$(9,170)	(5)	$(132,044)	(59)	$122,874	93.1%

	Six Months Ended		Six Months Ended		$	%
	May 2, 2010		May 3, 2009		Inc/(Dec)	Change
		% of		% of
		Total		Total
		Sales		Sales
Sales:
Metal coil coating	$83,790	22	$81,027	17	$2,763	3.4%
Metal components	181,875	47	223,034	46	(41,159)	-18.5%
Engineered building systems	216,806	56	281,642	58	(64,836)	-23.0%
Intersegment sales	(97,226)	(25)	(100,620)	(21)	3,394	-3.4%

Total net sales	$385,245	100	$485,083	100	$(99,838)	-20.6%

		% of		% of
		Sales		Sales
Operating income (loss):
Metal coil coating	$7,211	9	$(106,742)	(132)	$113,953	106.8%
Metal components	7,404	4	(156,724)	(70)	164,128	104.7%
Engineered building systems	(11,491)	(5)	(398,659)	(142)	387,168	97.1%
Corporate	(25,037)	—	(27,821)	—	2,784	10.0%

Total operating income (loss) (% of sales)	$(21,913)	(6)	$(689,946)	(142)	$668,033	96.8%

(1)	Amounts have been restrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options.”

NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES
FOR THE THREE MONTHS ENDED MAY 2, 2010 and MAY 3, 2009
(Unaudited)
(In thousands)
(2009 as Adjusted (2))

	For the Three Months Ended May 2, 2010
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$4,092	$5,613	$(5,662)	$(13,213)	$(9,170)
Goodwill impairment	—	—	—	—	—
Lower of cost or market charge	—	—	—	—	—
Asset impairments (recovery)	—	4	(120)	—	(116)
Restructuring charges	—	156	673	—	829

“Adjusted” operating income (loss) (1)	$4,092	$5,773	$(5,109)	$(13,213)	$(8,457)

	For the Three Months Ended May 3, 2009
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$(42,982)	$(28,117)	$(46,376)	$(14,569)	$(132,044)
Goodwill impairment	39,105	31,108	34,723	—	104,936
Lower of cost or market charge	2,445	2,668	5,495	—	10,608
Asset impairment (recovery)	—	714	3,372	1,209	5,295
Restructuring charges	29	580	3,027	160	3,796

“Adjusted” operating income (loss) (1)	$(1,403)	$6,953	$241	$(13,200)	$(7,409)

(1)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is referred to in the text of our press release and is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of income.

(2)	Amounts have been restrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options.”

NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES
FOR THE SIX MONTHS ENDED MAY 2, 2010 and MAY 3, 2009
(Unaudited)
(In thousands)
(2009 as Adjusted (2))

	For the Six Months Ended May 2, 2010
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$7,211	$7,404	$(11,491)	$(25,037)	$(21,913)
Goodwill impairment	—	—	—	—	—
Lower of cost or market charge	—	—	—	—	—
Asset impairments (recovery)	—	4	909	—	913
Restructuring charges	—	265	1,088	—	1,353

“Adjusted” operating income (loss) (1)	$7,211	$7,673	$(9,494)	$(25,037)	$(19,647)

	For the Six Months Ended May 3, 2009
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$(106,742)	$(156,724)	$(398,659)	$(27,821)	$(689,946)
Goodwill impairment	98,959	147,239	376,366	—	622,564
Lower of cost or market charge	8,102	17,152	14,732	—	39,986
Asset impairments (recovery)	—	714	3,995	1,209	5,918
Restructuring charges	73	1,162	4,862	178	6,275

“Adjusted” operating income (loss) (1)	$392	$9,543	$1,296	$(26,434)	$(15,203)

(1)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is referred to in the text of our press release and is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of income.

(2)	Amounts have been restrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options.”

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
“ADJUSTED” LOSS PER DILUTED COMMON SHARE AND NET LOSS COMPARISON
(Unaudited)
(2009 as Adjusted (2))

	Fiscal Three Months Ended		Fiscal Six Months Ended
	May 2,	May 3,	May 2,	May 3,
	2010	2009	2010	2009

Loss per diluted common share, GAAP basis	$(14.15)	$(31.22)	$(15.22)	$(167.46)
Goodwill and other intangible asset impairment	—	25.70	—	154.20
Debt extinguishment and refinancing costs	—	0.10	0.01	0.10
Lower of cost or market adjustment	—	1.81	—	6.63
Convertible preferred stock beneficial conversion feature	13.27	—	13.31	—
Restructuring charge	0.03	0.63	0.05	1.04
Asset impairments (recovery)	(0.01)	0.88	0.03	0.98
Gain on embedded derivative	—	—	(0.03)	—

“Adjusted” diluted loss per common share (1)	$(0.86)	$(2.10)	$(1.85)	$(4.51)

	Fiscal Three Months Ended		Fiscal Six Months Ended
	May 2,	May 3,	May 2,	May 3,
	2010	2009	2010	2009

Net loss applicable to common shares, GAAP basis	$(257,345)	$(121,571)	$(276,152)	$(651,552)
Goodwill and other intangible asset impairment	—	100,084	—	599,966
Debt extinguishment and refinancing costs	—	409	113	409
Lower of cost or market adjustment	—	7,033	—	25,773
Convertible preferred stock beneficial conversion feature	241,282	—	241,469	—
Restructuring charge	539	2,463	879	4,045
Asset impairments (recovery)	(75)	3,417	594	3,814
Gain on embedded derivative	(3)	—	(600)	—

“Adjusted” net loss applicable to common shares (1)	$(15,602)	$(8,165)	$(33,697)	$(17,545)

(1)	The Company discloses a tabular comparison of “Adjusted” loss per diluted common share and net income (loss), which are non-GAAP measures because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. “Adjusted” diluted earnings (loss) per share and net income (loss) should not be considered in isolation or as a substitute for earnings (loss) per diluted share and net income (loss) as reported on the face of our statement of income.

(2)	Amounts have been restrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options”, and ASC Subtopic 260-10, “Earnings per Share.” In addition, on March 5, 2010, the Company filed an amendment to its Certificate of Incorporation to effect the Reverse Stock Split at an exchange ratio of 1-for-5. As such, we have retrospectively adjusted basic and diluted earnings per share, common stock, stock options, and common stock equivalents for the reverse stock split in all periods presented.

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AMORTIZATION AND OTHER NONCASH ITEMS (“ADJUSTED EBITDA”)
(Unaudited)
(In thousands)
(2009 as Adjusted (2))

	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	Trailing 12 Months
	August 2,	November 1,	January 31,	May 2,	May 2,
	2009	2009	2010	2010	2010
Net income (loss)	$2,607	$(101,851)	$(10,486)	$(7,656)	$(117,386)
Add:
Depreciation and amortization	7,586	7,640	7,522	7,479	30,227
Consolidated interest expense, net	6,487	9,578	4,507	4,670	25,242
Provision for taxes	1,825	(7,495)	(5,779)	(5,536)	(16,985)
Non-cash charges:
Stock-based compensation	1,241	1,045	801	1,403	4,490
Goodwill and intangible impairment	—	—	—	—	—
Asset impairments (recovery)	26	347	1,029	(116)	1,286
Lower of cost or market charges	—	—	—	—	—
Embedded derivative	—	—	(919)	(4)	(923)
Cash restructuring charges	1,213	1,564	524	829	4,130
Transaction costs	401	107,718	174	—	108,293

“Adjusted” EBITDA (1)	$21,386	$18,546	$(2,627)	$1,069	$38,374

	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	Trailing 12 Months
	July 27,	November 2,	February 1,	May 3,	May 3,
	2008	2008	2009	2009	2009
Net income (loss)	$30,494	$23,218	$(529,981)	$(121,571)	$(597,840)
Add:
Depreciation and amortization	8,665	8,334	8,324	8,436	33,759
Consolidated interest expense, net	7,463	7,761	6,623	6,168	28,015
Provision for taxes	18,554	17,092	(34,861)	(16,382)	(15,597)
Non-cash charges:
Stock-based compensation	1,563	1,628	1,372	1,177	5,740
Goodwill and intangible impairment	—	—	517,628	104,936	622,564
Asset impairments (recovery)	—	157	623	5,295	6,075
Lower of cost or market charges	—	2,739	29,378	10,608	42,725
Embedded derivative	—	—	—	—	—
Cash restructuring charges	43	150	2,479	3,796	6,468
Transaction costs	—	—	—	629	629

“Adjusted” EBITDA (1)	$66,782	$61,079	$1,585	$3,092	$132,538

(1)	On October 20, 2009, the Company amended and restated its Term Note facility which defines “adjusted” EBITDA. “Adjusted” EBITDA excludes non-cash charges for goodwill and other asset impairments, lower of cost or market charges and stock compensation as well as certain non-recurring charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the term note facility, the Company entered into an Asset-Backed Lending facility which has substantially the same definition of adjusted EBITDA except that the ABL facility caps certain non-recurring charges. The Company is disclosing adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

(2)	Amounts have been restrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options.”

NCI Building Systems, Inc.
Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)
(Unaudited)
(In thousands)
(2009 as Adjusted (1))

						%	YTD		YTD			%
	2nd Qtr 2010		2nd Qtr 2009		Inc/(Dec)	Change	2nd Qtr 2010		2nd Qtr 2009		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	44,759	18%	39,526	15%	5,233	13%	83,790	17%	81,027	14%	2,763	3%
Intersegment	(27,663)		(27,313)		(350)	1%	(53,886)		(57,390)		3,504	-6%

Third Party Sales	17,096	8%	12,213	5%	4,883	40%	29,904	8%	23,637	5%	6,267	27%

Operating Income (Loss)	4,092	24%	(42,982)	-352%	47,074	110%	7,211	24%	(106,742)	-452%	113,953	107%

Metal Components
Total	95,069	37%	101,554	37%	(6,485)	-6%	181,875	38%	223,034	38%	(41,159)	-18%
Intersegment	(20,693)		(14,874)		(5,819)	39%	(37,361)		(35,312)		(2,049)	6%

Third Party Sales	74,376	37%	86,680	39%	(12,304)	-14%	144,514	37%	187,722	39%	(43,208)	-23%

Operating Income (Loss)	5,613	8%	(28,117)	-32%	33,730	120%	7,404	5%	(156,724)	-83%	164,128	105%

Engineered Building Systems
Total	114,188	45%	129,233	48%	(15,045)	-12%	216,806	45%	281,642	48%	(64,836)	-23%
Intersegment	(3,302)		(3,407)		105	-3%	(5,979)		(7,918)		1,939	-24%

Third Party Sales	110,886	55%	125,826	56%	(14,940)	-12%	210,827	55%	273,724	56%	(62,897)	-23%

Operating Income (Loss)	(5,662)	-5%	(46,376)	-37%	40,714	88%	(11,491)	-5%	(398,659)	-146%	387,168	97%

Consolidated
Total	254,016	100%	270,313	100%	(16,297)	-6%	482,471	100%	585,703	100%	(103,232)	-18%
Intersegment	(51,658)		(45,594)		(6,064)	13%	(97,226)		(100,620)		3,394	-3%

Third Party Sales	202,358	100%	224,719	100%	(22,361)	-10%	385,245	100%	485,083	100%	(99,838)	-21%

Operating Income (Loss)	(9,170)	-5%	(132,044)	-59%	122,874	93%	(21,913)	-6%	(689,946)	-142%	668,033	97%

(1)	Amounts have been restrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options.”